SCHEDULE 14A - INFORMATION REQUIRED IN PROXY STATEMENT
            (Last amended in Rel. No. 34-34832, eff. 11/23/94.)
                         SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to  240.14a-11(c) or  240.14A-12
                     USP Real Estate Investment Trust
             (Name of Registrant as Specified in its Charter)
                     USP Real Estate Investment Trust
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
6(j)(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
11.
 1) Title of each class of securities to which transaction applies:
________________________________________________________________________

 2) Aggregate number of securities to which transaction applies:
________________________________________________________________________

 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
________________________________________________________________________

 4) Proposed maximum aggregate value of transaction:
_______________________________________________________________________

 Set forth the amount on which the filing fee is calculated and state how it was determined.
[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
 1)  Amount Previously Paid:
________________________________________________________________________

 2)  Form, Schedule or Registration Statement No.:
________________________________________________________________________

 3)  Filing Party:
________________________________________________________________________

 4)  Date Filed:
________________________________________________________________________
(Added by Exch Act Rel No. 31905, eff 4/26/93.)






                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held Friday, May 5, 1995



To the Shareholders:

     The Annual Meeting of the Shareholders of USP Real Estate Investment Trust (the "Trust") will be held at the AEGON Financial Center, 4333 Edgewood Road N.E., Cedar Rapids, Iowa on Friday, May 5, 1995 at 11:00 a.m. (local time) for the following purposes:

     1. To elect four (4) Trustees to serve until the next Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 17, 1995 are entitled to notice of and to vote at the meeting or at any adjournment thereof. The Board of Trustees of the Trust extends a cordial invitation to all Shareholders to be present at and participate in the Annual Meeting. Whether or not you plan to attend the meeting, please specify your vote on the enclosed proxy card and sign, date and return it as promptly as possible. No postage is required if the proxy card is mailed from within the continental United States.

FOR THE BOARD OF TRUSTEES



Maureen DeWald
Vice President and Secretary


Cedar Rapids, Iowa
March 27, 1995








                              PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of USP Real Estate Investment Trust, an Iowa common law trust (the "Trust"), for use at the Annual Meeting of Shareholders to be held at the AEGON Financial Center, 4333 Edgewood Road N.E., Cedar Rapids, Iowa on Friday, May 5, 1995 at 11:00 a.m. (local time) and at any adjournment thereof. This Proxy Statement and related form of proxy are being sent to Shareholders of the Trust on or about March 31, 1995.

                   SHARES OUTSTANDING AND VOTING RIGHTS

     On March 17, 1995, the record date for determination of Shareholders entitled to notice of and to vote at the Annual Meeting, the Trust had outstanding 3,880,000 shares of beneficial interest (the "Shares"), which is the only voting security of the Trust. Holders of the Shares are entitled to one (1) vote on a non-cumulative basis for each Share held on the record date for the election of Trustees and for any other matter brought before the meeting or any adjournment thereof. There are no appraisal or similar rights of dissenters applicable to any matter to be voted upon at the meeting.

     All Shares represented by valid proxies received by the Trust on the enclosed form of proxy will be voted at the meeting or any adjournment thereof in accordance with the instructions contained in such proxies. In the absence of contrary instructions, Shares represented by proxies will be voted FOR the election of the nominees for Trustees listed herein. A majority (more than 50%) of the Shares voted at the meeting, represented in person or by proxy, is necessary to elect each nominee for Trustee and to approve such other business as may properly come before the meeting. Shares voted to withhold authority or to abstain will be counted as such and included in the total number of Shares represented at the meeting. Shares not voted and broker non-votes will not be included in the tabulation. Any proxy may be revoked at any time before it is voted by giving written notice of revocation to the Secretary of the Trust, by submitting another executed proxy to the Secretary of the Trust bearing a later date or by attending the meeting and voting in person.

                          PRINCIPAL SHAREHOLDERS

     The following table sets forth information with respect to each person and group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Trust to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Trust as of March 1, 1995.

Name and Address           Amount and Nature          Percent
of Beneficial Owner        of Beneficial Ownership    of Class

AEGON USA, Inc.                      1,197,260               30.86%
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499

AEGON USA, Inc. is an indirect, wholly-owned subsidiary of AEGON N.V., a holding company organized under the laws of The Netherlands which is controlled by Vereninging AEGON, an association organized under the laws of The Netherlands. AEGON USA, Inc. has sole voting and investment powers with respect to the above Shares.
                           ELECTION OF TRUSTEES

    Four (4) Trustees are to be elected at the Annual Meeting of Shareholders to be held May 5, 1995. Unless otherwise indicated, the Shares represented by the enclosed proxy will be voted FOR the election of the following four (4) persons:

Gary A. Downing
Patrick E. Falconio
Edwin L. Ingraham
Samuel L. Kaplan

     Each person elected to serve as a Trustee shall serve until the next Annual Meeting of Shareholders or until a successor shall have been elected and qualified. If any nominee is unable or unwilling to accept nomination or election for any reason, the enclosed proxy will be voted for such other persons as may be determined by the holder of such proxy. The Board of Trustees does not anticipate that any nominee will be unwilling or unable to serve if elected.

Information About the Nominees

    Certain information about the nominees for Trustee appears below. (See "Certain Agreements and Business Relationships" for a description of the Trust's relationship with AEGON USA Realty Advisors, Inc. and other subsidiaries of AEGON USA, Inc.)

GARY A. DOWNING, age 36, has served as a Trustee of the Trust since 1989. He is Managing Director of Raymond James & Associates, Inc. (investment banking), St. Petersburg, Florida, where he has been employed since 1984. Mr. Downing is a member of the Audit Committee.

PATRICK E. FALCONIO, age 53, has served as Chairman of the Board and a Trustee of the Trust since 1988. He is Executive Vice President and Chief Investment Officer of AEGON USA, Inc. (insurance and financial services), Cedar Rapids, Iowa, where he has been employed since 1987. Mr. Falconio is Chairman of the Board of AEGON USA Realty Advisors, Inc. and a Director of various other subsidiaries of AEGON USA, Inc. He is also Chairman of the Board of Directors of Cedar Income Fund, Ltd. (real estate investment company) and a Director of Firstar Bank Cedar Rapids, N.A. (commerical bank).

EDWIN L. INGRAHAM, age 68, has served as a Trustee of the Trust since 1984, and as Vice Chairman of the Board of Trustees since 1990. He retired in 1988 as Executive Vice President, Treasurer and Chief Investment Officer of AEGON USA, Inc., where he had been employed since 1982. He is a Director of Cedar Income Fund, Ltd. (real estate investment company). Mr. Ingraham is a member of the Audit Committee.

SAMUEL L. KAPLAN, age 58, has served as a Trustee of the Trust since 1983. He has been engaged in the practice of law in Minneapolis, Minnesota for over five (5) years as a member of the firm of Kaplan, Strangis and Kaplan, P.A. Mr. Kaplan is a member of the Audit Committee.

Information About Executive Officers

     Certain information about the executive officers of the Trust who are not also nominees appears below. The term of office of each executive officer will expire at the Annual Meeting of the Board of Trustees which will follow the Annual Meeting of Shareholders. (See "Certain Agreements and Business Relationships" for a description of the Trust's relationship with AEGON USA Realty Advisors, Inc. and other subsidiaries of AEGON USA, Inc.)

DAVID L. BLANKENSHIP, age 44, has served as President of the Trust since 1985. He has been employed by AEGON USA, Inc. since 1977 in various administrative and management positions related to real estate investment activities and is President of AEGON USA Realty Advisors, Inc.

MAUREEN DEWALD, age 44, has served as Vice President of the Trust since 1986 and Secretary since 1985. She has been employed by AEGON USA, Inc. since 1983 as an attorney for real estate investment activities and is Senior Vice President, Secretary and General Counsel of AEGON USA Realty Advisors, Inc.

JEFFRY DIXON, age 41, has served as Director of Investor Relations and Assistant Secretary of the Trust since January, 1994. He has been employed by AEGON USA, Inc. since 1984 in real estate acquisition and mortgage lending positions and is a Senior Mortgage Loan Officer of AEGON USA Realty Advisors, Inc.
ALAN F. FLETCHER, age 45, has served as Treasurer of the Trust since 1986, as Vice President since 1985, as Assistant Secretary since 1982 and as principal financial officer since 1981. He has been employed by AEGON USA, Inc. since 1981 in various financial and administrative positions related to investment activities and is Senior Vice President and Chief Financial Officer of AEGON USA Realty Advisors, Inc.

EDWARD J. KITTLESON, age 37, has served as Controller and Assistant Secretary of the Trust since January, 1993. He has been employed by AEGON USA, Inc. since 1991, first as a real estate investment officer, and since November, 1992, as Manager - Financial Reporting. He is Treasurer of AEGON USA Realty Advisors, Inc. From 1981 to 1991, Mr. Kittleson was employed as Controller for Bjornsen Investment Corporation, a real estate development company in Cedar Rapids, Iowa.

Ownership of Shares by Trustees, Nominees and Officers

     The following table sets forth the number of Shares of the Trust beneficially owned as of March 1, 1995 by each Trustee, nominee, and officer and by all Trustees, nominees and officers as a group (9 persons). Except as otherwise indicated by footnote, the individuals have direct ownership of, and sole voting and investment power with respect to, any Shares beneficially owned by them.

           Name of                Amount and           Percent
                                    Nature
      Beneficial Owner           of Beneficial         of Class
                                   Ownership

Gary A. Downing(1)                           438                    *
Patrick E. Falconio(2)                 1,199,260               30.91%
Edwin L. Ingraham                          1,500                    *
Samuel L. Kaplan(3)                       10,000                    *
David L. Blankenship(4)                    1,818                    *
Maureen DeWald(5)                          7,811                    *
Jeffry Dixon                                   0                    *
Alan F. Fletcher(6)                        2,200                    *
Edward J. Kittleson                            0                    *
Trustees, nominees and                 1,223,027               31.52%
officers as a group


(1) Mr. Downing is the beneficial owner of 438 Shares held in an individual retirement account through the custodian of which he has sole voting and investment powers with respect to such Shares.
(2) Mr. Falconio may be deemed to be the beneficial owner of 1,197,260 Shares beneficially owned by AEGON USA, Inc. with respect to which he shares voting and investment powers (see "Principal Shareholders" and "Information About the Nominees"), but he disclaims beneficial ownership of such Shares. He may also be deemed to be the beneficial owner of 2,000 Shares owned by his wife.
(3) Mr. Kaplan may be deemed to be the beneficial owner of 1,500 Shares held in a profit sharing trust for his account. Such Shares are included in the 10,000 Shares above.
(4) Mr. Blankenship may be deemed to be the beneficial owner of 1,818 Shares held in custodial accounts for his children for which he has sole voting and investment powers.
(5) Ms. DeWald is the direct owner of 6,586 Shares for which she has sole voting and investment powers and may be deemed to be the beneficial owner of 1,225 Shares held in a custodial account for her daughter for which she has sole voting and investment powers.
(6) Mr. Fletcher is the direct owner of 600 Shares for which he has sole voting and investment powers and is the beneficial owner of 1,600 Shares held in an individual retirement account for which he has sole voting and investment powers through the custodian.

  *Such holdings represent less than one percent of the outstanding Shares. The Board of Trustees and Committees of the Board

     The powers of the Trust are exercised and its business and affairs are directed by the Board of Trustees. In carrying out its responsibilities, the Board of Trustees established an Audit Committee, the members of which are Messrs. Gary A. Downing, Edwin L. Ingraham, and Samuel L. Kaplan. The principal functions of the Audit Committee include recommending to the Board of Trustees the selection of the independent auditors; consulting with the independent auditors with respect to matters of interest to the Committee; approving the type, scope and costs of services to be performed by the independent auditors; and reviewing the work of those persons responsible for the Trust's day-to-day compliance with accounting principles, financial disclosure, income tax laws, internal controls and recordkeeping requirements. The Board of Trustees does not have standing nominating or compensation committees. Special committees of the Board have been appointed from time to time to consider and address specific matters of interest to the Board. During 1994, the Board of Trustees held four (4) meetings and the Audit Committee held two (2) meetings. Each Trustee attended at least 75% of the combined number of meetings of the Board of Trustees and of the committees on which he served, with the exception of Mr. Kaplan who was absent from one Board of Trustees meeting and one Audit Committee meeting (held on the same day).

Compensation of Trustees and Executive Officers

    During 1994, each Trustee, with the exception of Mr. Falconio, received an annual fee of $6,000 plus $750 for each regular or special meeting attended, as well as $400 per day for inspecting properties owned by the Trust and properties proposed to be acquired by the Trust and $400 for attendance at each committee meeting as a member, unless held in conjunction with a meeting of the Board of Trustees. Mr. Falconio has waived all fees for his services as a Trustee so long as he continues to be affiliated as an officer or director of AEGON USA Realty Advisors, Inc. (see "Information About the Nominees"). Total fees paid to all Trustees as a group were $27,750 for 1994.

     The executive officers of the Trust receive no cash or deferred compensation in their capacities as such.

                              OTHER BUSINESS

     The Board of Trustees of the Trust is not aware of any other business which will come before the meeting. If any other business should come before the meeting, the persons named in the enclosed proxy will vote on it according to their best judgment.

               CERTAIN AGREEMENTS AND BUSINESS RELATIONSHIPS

    The Trust has no employees and has contracted with various subsidiaries of AEGON USA, Inc. (see "Principal Shareholders") to provide administrative, advisory, acquisition, divestiture, property management and shareholder services to the Trust. A description of the relationships between AEGON USA, Inc. and its various subsidiaries and of such subsidiaries' agreements with the Trust follows. The description of the agreements which follows is qualified in its entirety by reference to the terms and provisions of such agreements. (See "Principal Shareholders" for a description of the relationship between AEGON USA, Inc. and AEGON N.V.)

Administrative, Advisory and Acquisition Services

     AEGON USA Realty Advisors, Inc. ("AEGON Advisors"), is a wholly-owned subsidiary of AEGON USA, Inc. AEGON Advisors provides administrative, advisory, acquisition and divestiture services to the Trust pursuant to an Administrative Agreement. The term of the Administrative Agreement is for one (1) year and is automatically renewable each year for an additional year subject to the right of either party to cancel the Agreement upon 90 days written notice. The performance of AEGON Advisors' duties and obligations under the Administrative Agreement has been guaranteed by AEGON USA, Inc.

     Under the Administrative Agreement, AEGON Advisors (a) provides clerical, administrative and data processing services, office space, equipment and other general office services necessary for the Trust's day-to-day operations, (b) provides legal, tax and accounting services to maintain all necessary books and records of the Trust and to ensure Trust compliance with all applicable federal, state and local laws, regulatory reporting requirements and tax codes, (c) arranges financing for the Trust, including but not limited to mortgage financing for property acquisition,
(d) obtains property management services for the Trust's properties and supervises the activities of persons performing such services, (e) provides monthly reports summarizing the results of operations and financial conditions of the Trust, (f) prepares and files all reports to shareholders and regulatory authorities on behalf of the Trust, (h) prepares and files all tax returns of the Trust and (i) provides the Trust with property acquisition and divestiture services.
     AEGON Advisors receives fees for its administrative and advisory services as follows: (a) a base fee, payable monthly, equal to 5/8% per annum of the average monthly gross real estate investments of the Trust plus 1/4% per annum of the monthly outstanding principal balance of mortgage loans receivable; and (b) an incentive fee, payable annually, equal to 20% of the annual adjusted cash flow from operations in excess of $.72 per share. If the annual adjusted cash flow from operations is less than $.72 per share, then the payment of so much of the base fee is to be deferred so that revised cash flow from operations will be equal to $.72 per share; provided, however, in no event shall the amount deferred exceed 20% of the previously determined base fee. Any deferred fees may be paid in a subsequent year, up to a maximum of 30% of that year's revised cash flow from operations in excess of $.72 per share. Annual adjusted cash flow from operations, as defined for purposes of the incentive fee, includes the net realized gain (or loss) from the disposition of property, adjusted to exclude accumulated depreciation (otherwise stated as gain in excess of cost without reduction for allowable depreciation). Notwithstanding the foregoing, the combined base and incentive fees cannot exceed the amount permitted by the limitation on operating expenses as provided in the Trust's Declaration of Trust, which limitation is essentially 1 1/2% of the Trust's average quarterly invested assets, net of depreciation. In addition, AEGON Advisors is to be paid a separately negotiated fee of not less than 2% nor more than 4% of the cost of each property acquired by the Trust as compensation for acquisition services furnished by it to the Trust. Administrative fees paid to AEGON Advisors for 1994 were $219,982. No acquisition fees were paid in 1994.

Management Services

     AEGON USA Realty Management, Inc. ("AEGON Management"), is a wholly-owned subsidiary of AEGON Advisors. AEGON Management provides management services to the Trust pursuant to a Property Management Agreement. The term of the Agreement is for one (1) year and is automatically renewable each year for an additional year subject to the right of either party to cancel the Agreement upon 30 days written notice. Under the Management Agreement, AEGON Management is obligated to (a) procure tenants and execute leases with respect to Trust properties which are not leased under net lease arrangements (the "Managed Properties"), (b) maintain and repair (at the Trust's expense) the Managed Properties, (c) maintain complete and accurate books and records of the operations of the Managed Properties, (d) maintain the Managed Properties in accordance with applicable government rules and regulations, licensing requirements and building codes, (e) collect all rents and (f) carry (at the Trust's expense) general liability, accident, fire and other property damage insurance. For these services, AEGON Management receives 5% of the gross income derived from the operation of the Managed Properties. Management fees paid to AEGON Management for 1994 were $277,945.

Shareholder Services

    AEGON Advisors provides shareholder services to the Trust pursuant to a Shareholder Services Agreement (the "Agreement"). Under the Agreement, AEGON Advisors is obligated to provide dividend disbursement, stock certificate preparation, recordkeeping and other shareholder services for which AEGON Advisors receives the following fees: a quarterly fee of $1.25 per shareholder account based on the number of shareholder accounts (minimum $1,000 per quarter), a fee of $.75 per shareholder account for each dividend processed, a fee of $.50 per shareholder account for proxy tabulation, and such other compensation as from time to time agreed upon by the Trust and AEGON Advisors. Shareholder service fees paid to AEGON Advisors for 1994 were $23,000. AEGON Advisors has subcontracted for stock transfer and dividend disbursement services with Boston Financial Data Services, a subsidiary of State Street Bank and Trust Company.

Other

     On December 31, 1993, the mortgage loan on the Trust's Presidential Drive property was acquired from the lender by AUSA Life Insurance Company, Inc., a wholly-owned subsidiary of AEGON USA, Inc., as part of a large transaction involving the transfer of loans and securities. The terms of the mortgage loan remained the same. In February 1994, the Trust refinanced the existing mortgage loan on its Geneva Square property with a new mortgage loan from PFL Life Insurance Company ("PFL"), a wholly-owned subsidiary of AEGON USA, Inc. This $3,000,000 loan was obtained by the Trust on commercially competitive terms at a fixed interest rate of 8%. The loan may be prepaid at any time without penalty and matures in February 1996, with an option to extend for an additional eight years at the then current market terms offered for comparable loans by PFL. A 1% origination fee ($30,000) was paid to PFL in connection with the loan.

     The aggregate principal amount of the two mortgage loans described above as of December 31, 1994 was $3,770,996. The maximum principal amount of such mortgage indebtedness outstanding during 1994 was $3,843,704. The Trust paid $74,454 in principal and $294,090 in interest on such mortgage indebtedness for 1994.
                     SELECTION OF INDEPENDENT AUDITORS

     The Board of Trustees has selected Ernst & Young LLP, Des Moines, Iowa as independent auditors to provide auditing services to the Trust for the year 1995. This firm has provided auditing services to the Trust since 1992. A representative of Ernst & Young LLP is expected to be present at the meeting and will have the opportunity to make a statement and will be available to respond to appropriate shareholder questions.

                           SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 1996 Annual Meeting must be received by the Trust for inclusion in the Trust's proxy statement and form of proxy no later than November 30, 1995. A shareholder who meets certain minimum investment and holding period requirements with respect to Shares beneficially owned may submit one (1) proposal for inclusion in the Trust's proxy statement. Such shareholder will be allowed an aggregate of 500 words for both the proposal and a statement supporting it. A proposal may be presented at the meeting either by the proponent or by a representative of the proponent. In the event the proponent or a representative fails, without a good cause, to present the proposal for action at the meeting, the Trust will not be required to include any proposal submitted by such proponent for inclusion in the Trust's proxy materials for any meeting held during the next two (2) years.

                   COST AND METHOD OF PROXY SOLICITATION

     The cost of preparing, assembling and mailing the proxy materials and of soliciting proxies by the Board of Trustees will be borne by the Trust. In addition to the use of mails, proxies may be solicited on behalf of the Board of Trustees by personal interview, telephone and telegram by certain Trustees or employees of AEGON USA Realty Advisors, Inc. who will not be separately compensated for such services. The Trust does not presently intend to use specially engaged employees or paid solicitors for the solicitation of proxies, but has retained Boston Financial Data Services, a subsidiary of State Street Bank and Trust Company, for proxy tabulation. The Trust has made arrangements with brokerage houses and nominees to send proxy materials to their principals and the Trust will reimburse them for their reasonable out-of-pocket expenses incurred in doing so.

FOR THE BOARD OF TRUSTEES



Maureen DeWald
Vice President and Secretary

Cedar Rapids, Iowa
March 27, 1995
                                   PROXY
                     USP REAL ESTATE INVESTMENT TRUST

               Solicited on Behalf of the Board of Directors


The undersigned hereby appoints Maureen DeWald and Edward J. Kittleson, or either of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of USP REAL ESTATE INVESTMENT TRUST to be held at the AEGON Financial Center, 4333 Edgewood Road N.E., Cedar Rapids, Iowa, on Friday, May 5, 1995 and at any adjournment thereof, with all power which the undersigned would possess if personally present, and vote all shares which the undersigned may be entitled to vote, as designated hereon. This proxy, when properly executed, will be voted in the manner directed thereon by the undersigned. If no direction is made, this proxy will be voted "For" the election of all the nominees listed hereon.

 PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
                                 ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Fund, Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?
____________________________________     ______________________________________

____________________________________     ______________________________________

____________________________________     ______________________________________
   PLEASE MARK VOTE
    AS IN THIS EXAMPLE

                                                     With-   For All
                                            For      hold     Except

USP REAL ESTATE      Election of Directors
INVESTMENT TRUST

Gary A. Downing    Patrick E. Falconio
Edwin L. Ingraham    Samuel L. Kaplan

If  you do not wish your shares voted "FOR" a particular nominee, mark  the
"For  All Except" box and strike a line through the nominee(s) name.   Your
shares will be voted for the remaining nominee(s).

RECORD DATE SHARES:
In their discretion, the proxies are authorized to vote on other such business as may properly come before the meeting.
Please be sure to sign and date this Proxy. Date:Mark box at right if comments or address change have been noted on the reverse side of this card.

Shareholder sign here              Co-owner sign here


DETACH CARD

                     USP REAL ESTATE INVESTMENT TRUST


Dear Shareholder:

          Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Fund that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

          Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

          Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Your vote must be received prior to the Annual Meeting of Shareholders, May 5, 1995.

          Thank you in advance for your prompt consideration of these matters.

          Sincerely,


          USP Real Estate Investment Trust